Exhibit 99.1

QUESTAR REPORTS THIRD QUARTER 2011 NET INCOME OF $36.1 MILLION

Increases 2011 Guidance Range to $1.11 - $1.14 per Diluted Share and

 Increases Wexpro Capital Investment Estimate by $17 Million to $125 Million

Provides Initial 2012 EPS and Capital Investment Guidance

SALT LAKE CITY — Questar Corporation (NYSE:STR) reported an increase in third-quarter net income to $36.1 million or $0.20 per diluted share compared to third-quarter 2010 net income of $27.7 million or $0.15 per diluted share. Excluding separation costs, third-quarter 2011 net income increased 23% compared to third-quarter 2010 income from continuing operations of $29.4 million or $0.16 per diluted share. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter increased 13% to $108.4 million compared to $96.3 million in the year-ago period. Return on average equity (ROE) was 20.3% for the 12 months ended September 30, 2011, compared to 18.0% for the same period last year.

INCOME (LOSS) FROM CONTINUING OPERATIONS

	3 Months Ended September 30,			9 Months Ended September 30,
	2011	2010	Change	2011	2010	Change
	(in millions, except earnings per share)
Wexpro	$25.6	$22.2	$3.4	$71.6	$65.4	$6.2
Questar Pipeline	18.8	16.3	2.5	50.7	49.4	1.3
Questar Gas	(7.9)	(9.1)	1.2	25.9	21.8	4.1
Corporate	(0.4)	- (a)	(0.4)	(1.9)	0.8(b)	(2.7)
Total	$36.1	$29.4(a)	$6.7	$146.3	$137.4(b)	$8.9
Earnings from continuing operations per diluted share	$0.20	$0.16(a)	$0.04	$0.82	$0.77(b)	$0.05
Average diluted shares	178.9	178.2	0.7	178.7	177.7	1.0

(a)

Excludes $1.7 million ($0.01 per diluted share) after-tax impact of separation costs in the third quarter of 2010.

(b)

Excludes $8.8 million ($0.05 per diluted share) after-tax impact of separation costs in the first nine months of 2010.

EBITDA BY SUBSIDIARY

	3 Months Ended September 30,			9 Months Ended September 30,
	2011	2010	Change	2011	2010	Change
	(in millions)
Wexpro	$ 56.0	$49.2	$ 6.8	$159.1	$147.2	$11.9
Questar Pipeline	47.7	44.5	3.2	136.6	135.0	1.6
Questar Gas	4.6	2.2	2.4	93.8	87.4	6.4
Corporate, Other	0.1	0.4	(0.3)	0.7	2.9	(2.2)
Total (a)	$108.4	$96.3	$12.1	$390.2	$372.5	$17.7

(a)

See computation in attached schedule.

“I am pleased to report that all three Questar business units improved net income in the third quarter of 2011 compared to 2010,” said Ronald W. Jibson, president and CEO of Questar. “Wexpro and Questar Pipeline each grew net income by 15%. Our utility, Questar Gas, posted a lower seasonal loss for the period than a year ago. This strong performance gives us confidence to raise our 2011 net income guidance to between $1.11 and $1.14 per diluted share. Also, due to increased drilling efficiencies, we have increased Wexpro’s 2011 capital investment budget by $17 million to $125 million,” Jibson said.

Other highlights include:

•

Wexpro earned a 20.0% after-tax return on an average investment base that was 3.7% higher for the 12 months ended September 30, 2011, compared to the same period in 2010;

•

Questar Pipeline generated higher transportation revenues, which more than offset lower NGL volumes and revenues in the third quarter of 2011. Interest expense was $1.5 million lower than the same period in 2010 as the company benefited from the use of short-term debt to redeem maturing long-term notes;

•

Questar Gas recognized $0.8 million of increased margin primarily from customer growth and feeder-line replacement cost recovery in the third quarter of 2011;

•

Questar’s cost-containment efforts in the quarter resulted in a $4.5 million, or 7% reduction in consolidated operating and maintenance (O&M) and general and administrative (G&A) costs;

•

Questar’s net cash flow from operating activities before working capital changes increased 18% to $364.4 million in the first 9 months of 2011 compared to the same period of 2010, aided by deferred taxes from 100% bonus depreciation.

Wexpro

Wexpro grew third-quarter 2011 net income to $25.6 million, an increase of 15% from the third quarter of 2010, and generated $56.0 million of EBITDA in the quarter, driven by a higher average investment base. Wexpro earned a 20.7% return on average equity for the 12 months ended September 30, 2011. Wexpro’s average investment base for the 12 months ended September 30, 2011, was $449.9 million, 3.7% higher than the 2010 period. Wexpro continues to provide about half of Questar Gas Company’s annual gas-supply needs and produced 12.6 Bcf of cost-of-service gas during the third quarter of 2011 compared to 12.4 Bcf in the 2010 period. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of approximately 20% on its investment base – the investment in commercial wells and related facilities, reduced for deferred income taxes and accumulated depreciation, depletion and amortization. Investment base is expected to increase during the remainder of 2011, despite higher deferred taxes due to 100% bonus depreciation allowed for income tax purposes. Bonus depreciation slows the growth of Wexpro’s investment base, but it helps lower the price of cost-of-service gas provided to Questar Gas customers. A summary of changes in Wexpro’s investment base is provided below:

Change in Wexpro Investment Base

12 Months Ended
September 30, 2011
(in millions)
Beginning investment base	$445.6
Successful development wells	97.1
Depreciation, depletion and amortization	(59.8)
Change in deferred taxes	(18.7)
Ending investment base	$464.2

Wexpro now estimates that it will invest approximately $125 million of new capital during 2011, compared to the prior estimate of $108 million. Wexpro’s drilling performance continues to exceed expectations due to its continuing pursuit of drilling efficiencies and lower finding costs. For example, in the Vermillion Basin, drilling times of five to six days were achieved during the third quarter of 2011. Shorter drilling times reduce well costs and increase the number of wells that can be drilled during any given period. Lower well costs and reserve estimates of 2.5 Bcfe to 3.5 Bcfe per well have resulted in average finding costs under $1.00 per Mcfe for recent Wexpro-operated wells completed in this area. To date, Wexpro’s 2011 overall finding costs have averaged approximately $1.10 per Mcfe compared to $1.35 per Mcfe for all of 2010. Lower finding costs improve the competitiveness of cost-of-service gas with market-priced gas in the current low-price environment.

Questar Pipeline

Questar Pipeline earned net income of $18.8 million in the third quarter of 2011, up 15% from $16.3 million in the third quarter of 2010, and generated $47.7 million of EBITDA in the 2011 quarter. Questar Pipeline earned an 11.8% return on average equity for the 12 months ended September 30, 2011. The net income increase was driven by $2.1 million of higher transportation revenues from the Overthrust Loop Expansion Project that was placed in service in early 2011. In addition, Questar Pipeline reduced O&M and G&A costs by $2.4 million. Interest expense was also lower by $1.5 million due to the redemption of long-term notes using short-term debt. A summary of Questar Pipeline revenues is provided below:

Questar Pipeline Revenues

	3 Months Ended September 30,			9 Months Ended September 30,
	2011	2010	Change	2011	2010	Change
	(in millions)
Transportation	$49.2	$47.1	$2.1	$146.0	$141.5	$4.5
Storage	9.4	9.3	0.1	28.6	28.2	0.4
NGL sales – transportation	2.8	4.4	(1.6)	7.6	8.8	(1.2)
NGL sales – field services	2.0	2.2	(0.2)	6.8	8.4	(1.6)
Energy services	3.9	3.4	0.5	12.1	10.5	1.6
Other	1.2	1.1	0.1	3.5	3.3	0.2
Total Revenues	$68.5	$67.5	$1.0	$204.6	$200.7	$3.9

Questar Pipeline held net firm-transportation contracts totaling 4,983 thousand decatherms (Mdth) per day at September 30, 2011, compared to 4,666 Mdth per day at September 30, 2010, a 7% increase. The increase in transportation revenues, previously noted, was from additional long-term firm-transportation contracts of 325 Mdth per day.

Increased transportation revenue was partially offset by decreased NGL sales in the third quarter of 2011. This decrease was anticipated and due to the early 2011 activation of a third-party processing plant upstream of Questar Pipeline’s processing facilities in Price, Utah. NGL sales revenues decreased 27% due to 53% lower volumes in the third quarter of 2011 versus the 2010 period. Average NGL prices rose 50% from the prior-year quarter to about $74 per barrel.

O&M and G&A expenses for the quarter ended September 30, 2011, totaled $0.10 per decatherm transported, about $0.01 lower than the 2010 period. As evidenced by the higher EBITDA for the current quarter, Questar Pipeline’s continued strong cash flows will support corporate-wide capital projects, dividend growth and the share repurchase program.

Questar Gas

Questar Gas reported a seasonal net loss of $7.9 million in the third quarter of 2011, compared to a $9.1 million net loss in the third quarter of 2010. The utility generated $4.6 million of EBITDA in the 2011 quarter compared to $2.2 million in the year-ago quarter. Questar Gas earned an 11.7% return on average equity for the 12 months ended September 30, 2011. Changes in Questar Gas’s margin (revenues less cost of gas sold) are summarized in the following table:

Change in Questar Gas Margin

	3 Months Ended September 30,	9 Months Ended September 30,
	2011 vs. 2010	2011 vs. 2010
	(in millions)
Customer growth	$0.3	$1.9
Change in rates	(0.3)	1.2
Feeder line cost recovery	0.2	2.0
Demand-side-management cost recovery	0.2	(1.8)
Recovery of gas-cost portion of bad-debt costs	(0.1)	0.9
Other	0.5	1.6
Total	$0.8	$5.8

As of September 30, 2011, Questar Gas served 912,698 customers, up 1.2% from 902,283 customers at the same time last year. Changes in margin from demand-side-management (DSM) cost-recovery revenues are offset by equivalent changes in the program’s expenses. O&M and G&A expenses, excluding DSM costs, were down $2.7 million in the current quarter versus the prior-year quarter. On a trailing 12-month basis, O&M and G&A expenses, excluding DSM costs, were $137 per customer as of September 30, 2011, compared to $139 per customer in the prior-year period.

Questar Gas has maintained a continuous focus on safety for many years, as demonstrated by its multi-year feeder line and infrastructure replacement and upgrade program. In recent years, the emphasis has been on replacing aging high-pressure large-diameter steel pipe in high-consequence areas. Beginning in 2010, Utah regulators approved an infrastructure-cost-tracking mechanism for this program. Once the new facilities are in service, the associated investment is added to rate base, allowing the company to earn its allowed return on those expenditures without having to file a general rate case.

Questar increases 2011 EPS guidance and provides initial 2012 EPS and capital investment guidance

Questar now expects 2011 EPS to range from $1.11 to $1.14 per diluted share, compared to prior guidance of $1.07 to $1.11 per diluted share. Consolidated capital investment for 2011 is estimated to be approximately $355 million, including the increase of $17 million for Wexpro. For 2012, the company estimates that EPS may range from $1.15 to $1.19 per diluted share. Questar has also established an initial 2012 capital investment forecast of about $355 million, allocated to its lines of business as follows:

Capital Investment Forecast

2012
(in millions)
Wexpro	$135
Questar Pipeline	55
Questar Gas	155
Corporate	10
Total	$355

“Our updated guidance is based on continued strong performance of our business units despite the challenging economic environment and is a testament to the performance and dedication of our employees,” Jibson said. “Even with the impact of bonus depreciation, Wexpro’s investment base and earnings continue to grow. Questar Gas expects to grow its rate base and returns with its multi-year pipeline-replacement program and positive, though modest, customer growth. Questar Pipeline expects higher transportation revenues to offset lower NGL revenues, but higher interest costs will be incurred as its pending long-term debt issuance replaces short-term debt. Finally, Questar Pipeline’s continued strong cash flow generation will help support Questar’s capital requirements, dividend growth and the $100 million share repurchase program announced last quarter,” Jibson added.

2011 Earnings Teleconference

Questar management will discuss third-quarter 2011 results and the outlook for the remainder of 2011 and 2012 in a conference call with investors Wednesday, October 26, beginning at 9:30 a.m. ET. The call and related presentation slides can be accessed at www.questar.com.

About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $4.5 billion, operating through three principal subsidiaries:

•

Wexpro develops and produces natural gas on behalf of Questar Gas;

•

Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services; and

•

Questar Gas provides retail natural gas distribution in Utah, Wyoming and Idaho.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•

general economic conditions, including the performance of financial markets and interest rates;

•

changes in industry trends;

•

changes in laws or regulations; and

•

other factors, most of which are beyond Questar’s control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar’s website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2011	2010	2011	2010	2011	2010
	(in millions, except per share amounts)
REVENUES
Questar Gas	$89.8	$89.8	$667.7	$599.1	$970.4	$891.5
Questar Pipeline	50.0	49.3	148.8	145.2	200.8	190.0
Wexpro	6.9	6.1	23.1	16.6	31.1	23.4
Total Revenues	146.7	145.2	839.6	760.9	1,202.3	1,104.9

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown Separately)	(30.0)	(23.2)	211.1	153.5	338.5	271.9
Operating and maintenance	35.4	36.8	126.6	127.9	174.5	181.4
General and administrative	24.1	27.2	83.3	78.4	113.4	102.0
Separation costs	-	-	-	11.5	-	11.5
Production and other taxes	13.5	11.9	40.2	39.7	51.1	49.3
Depreciation, depletion and amortization	40.1	38.2	118.4	114.5	157.3	153.3
Total Operating Expenses	83.1	90.9	579.6	525.5	834.8	769.4
Net gain (loss) from asset sales	0.2	0.1	0.3	0.1	0.6	(0.1)
OPERATING INCOME	63.8	54.4	260.3	235.5	368.1	335.4
Interest and other income	3.7	2.9	8.9	8.3	12.3	11.6
Income from unconsolidated affiliate	1.0	0.9	2.9	2.8	3.9	3.8
Interest expense	(13.3)	(14.1)	(44.1)	(42.4)	(58.8)	(56.8)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	55.2	44.1	228.0	204.2	325.5	294.0
Income taxes	(19.1)	(16.4)	(81.7)	(75.6)	(115.5)	(110.0)
INCOME FROM CONTINUING OPERATIONS	36.1	27.7	146.3	128.6	210.0	184.0
Discontinued operations, net of income taxes	-	-	-	148.2	-	243.7
Discontinued operations, noncontrolling interest	-	-	-	(1.3)	-	(2.2)
Total Discontinued Operations, Net of Income Taxes	-	-	-	146.9	-	241.5
NET INCOME ATTRIBUTABLE TO QUESTAR	$36.1	$27.7	$146.3	$275.5	$210.0	$425.5

EARNINGS PER COMMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic from continuing operations	$0.21	$0.15	$0.83	$0.73	$1.19	$1.04
Basic from discontinued operations	-	-	-	0.84	-	1.39
Basic total	$0.21	$0.15	$0.83	$1.57	$1.19	$2.43

Diluted from continuing operations	$0.20	$0.15	$0.82	$0.72	$1.17	$1.04
Diluted from discontinued operations	-	-	-	0.83	-	1.36
Diluted total	$0.20	$0.15	$0.82	$1.55	$1.17	$2.40

Weighted-average common shares outstanding
Used in basic calculation	177.5	175.5	177.3	175.2	177.1	174.9
Used in diluted calculation	178.9	178.2	178.7	177.7	178.8	177.3
Dividends per common share	$0.1525	$0.14	$0.4575	$0.40	$0.5975	$0.53

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2011	2010	2011	2010	2011	2010
	(in millions)
Revenues from Unaffiliated Customers
Wexpro	$ 6.9	$ 6.1	$ 23.1	$ 16.6	$ 31.1	$ 23.4
Questar Pipeline	50.0	49.3	148.8	145.2	200.8	190.0
Questar Gas	89.8	89.8	667.7	599.1	970.4	891.5
Total	$146.7	$145.2	$839.6	$760.9	$1,202.3	$1,104.9

Revenues from Affiliated Companies
Wexpro	$ 64.4	$ 58.4	$186.4	$179.1	$ 247.5	$ 237.6
Questar Pipeline	18.5	18.2	55.8	55.5	74.3	74.1
Questar Gas	0.4	0.2	2.2	0.6	2.7	1.0
Total	$ 83.3	$ 76.8	$244.4	$235.2	$ 324.5	$ 312.7

Operating Income (Loss)
Wexpro	$ 37.7	$ 32.8	$108.3	$ 98.9	$ 143.1	$ 133.1
Questar Pipeline	33.9	31.9	94.9	96.7	129.0	124.5
Questar Gas	(7.9)	(10.3)	56.6	49.4	95.8	85.9
Corporate	0.1	-	0.5	(9.5)	0.2	(8.1)
Total	$ 63.8	$ 54.4	$260.3	$235.5	$ 368.1	$ 335.4

Income (Loss) from Continuing Operations
Wexpro	$ 25.6	$ 22.2	$ 71.6	$ 65.4	$ 94.3	$ 86.9
Questar Pipeline	18.8	16.3	50.7	49.4	68.7	63.8
Questar Gas	(7.9)	(9.1)	25.9	21.8	48.0	41.7
Corporate	(0.4)	(1.7)	(1.9)	(8.0)	(1.0)	(8.4)
Total	$ 36.1	$ 27.7	$146.3	$128.6	$ 210.0	$ 184.0

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended September 30,		9 Months Ended September 30,		12 Months Ended September 30,
	2011	2010	2011	2010	2011	2010
WEXPRO
Production volumes
Natural gas (Bcf)	12.6	12.4	37.1	37.5	49.8	49.5
Oil and NGL (MMbbl)	0.1	0.1	0.3	0.3	0.4	0.4
Oil and NGL sales price (per bbl)	$75.95	$62.01	$82.43	$63.53	$79.48	$62.70
Investment base at Sept. 30 ($ in millions)	$464.2	$445.6

QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers	171.9	172.1	493.5	490.5	645.4	633.2
For Questar Gas	16.6	15.8	88.4	89.4	111.0	117.2
Total transportation	188.5	187.9	581.9	579.9	756.4	750.4
Transportation revenue (per dth)	$0.26	$0.25	$0.25	$0.24	$0.26	$0.25
Net firm-daily transportation demand at Sept. 30 (Mdth)	4,983	4,666
Natural gas processing
NGL sales (Mbbl)	65	137	195	321	301	397
NGL sales price (per bbl)	$73.60	$48.94	$73.78	$53.82	$69.88	$53.14

QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	7.7	8.0	75.9	71.1	110.6	109.5
Industrial	1.4	1.1	3.7	3.4	4.8	3.7
Transportation for industrial customers	13.0	14.9	38.3	44.4	53.2	59.2
Total industrial	14.4	16.0	42.0	47.8	58.0	62.9
Total deliveries	22.1	24.0	117.9	118.9	168.6	172.4

Natural gas revenue (per dth)
Residential and commercial sales	$9.19	$9.04	$8.09	$7.67	$8.15	$7.54
Industrial	5.89	5.88	6.02	5.67	6.14	5.74
Transportation for industrial customers	$0.24	$0.18	$0.22	$0.18	$0.19	$0.20
Temperatures - colder (warmer) than normal	(98%)	(64%)	11%	5%	4%	9%
Temperature-adjusted usage per customer (dth)	7.6	7.7	74.6	70.8	110.7	106.6
Customers at Sept. 30 (thousands)	912.7	902.3

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,	December 31,
	2011	2010	2010
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$ -	$ -	$ 21.8
Accounts receivable, net	74.8	79.0	159.2
Unbilled gas accounts receivable	12.6	13.9	81.6
Inventories	74.0	72.6	62.7
Current regulatory assets	38.3	84.6	53.5
Prepaid expenses and other	6.1	8.5	9.0
Deferred income taxes - current	14.4	14.3	11.8
Total Current Assets	220.2	272.9	399.6
Property, Plant and Equipment	4,869.4	4,531.9	4,642.8
Accumulated depreciation, depletion and amortization	(1,858.4)	(1,726.0)	(1,758.2)
Net Property, Plant and Equipment	3,011.0	2,805.9	2,884.6
Investment in unconsolidated affiliate	27.6	28.2	27.9
Noncurrent regulatory and other assets	69.6	60.1	61.5
TOTAL ASSETS	$3,328.4	$3,167.1	$3,373.6

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$ 9.6	$ 5.4	$ -
Short-term debt	278.0	395.0	242.0
Accounts payable and accrued expenses	206.8	187.0	225.1
Current regulatory liabilities	3.2	6.0	6.0
Current portion of long-term debt	25.0	182.0	182.0
Total Current Liabilities	522.6	775.4	655.1
Long-term debt, less current portion	881.4	649.1	898.5
Deferred income taxes	548.5	418.9	474.7
Other long-term liabilities	281.9	349.3	309.2
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,094.0	974.4	1,036.1
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$3,328.4	$3,167.1	$3,373.6

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	9 Months Ended September 30,
	2011	2010
	(in millions)
OPERATING ACTIVITIES
Net income	$146.3	$276.8
Discontinued operations, net of income taxes	-	(148.2)
Adjustments to reconcile net income to net cash provided by operating activities from continuing operations:
Depreciation, depletion and amortization	125.5	120.5
Deferred income taxes	84.6	46.1
Share-based compensation	8.0	13.3
Net (gain) from asset sales	(0.3)	(0.1)
(Income) from unconsolidated affiliate	(2.9)	(2.8)
Distribution from unconsolidated affiliate	3.2	2.7
Changes in operating assets and liabilities	81.5	(24.7)
NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	445.9	283.6

INVESTING ACTIVITIES
Property, plant and equipment	(255.2)	(210.2)
Equity investment in QEP	-	(250.0)
Cash used in disposition of assets	(1.8)	(1.4)
Proceeds from disposition of assets and other	0.3	0.6
Change in notes receivable	-	39.3
Distribution from QEP	-	15.7
NET CASH USED IN INVESTING ACTIVITIES BY CONTINUING OPERATIONS	(256.7)	(406.0)

FINANCING ACTIVITIES
Common stock	2.6	2.9
Change in short-term debt	36.0	226.0
Change in notes payable	-	(52.9)
Long-term debt repaid	(182.0)	-
Long-term debt issuance costs	(1.3)	(3.0)
Checks outstanding in excess of cash balances	9.6	5.4
Dividends paid	(81.2)	(70.1)
Tax benefits from share-based compensation	5.3	2.6
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES BY CONTINUING OPERATIONS	(211.0)	110.9
CASH USED IN CONTINUING OPERATIONS	(21.8)	(11.5)
Cash provided by operating activities of discontinued operations	-	483.9
Cash used in investing activities of discontinued operations	-	(598.6)
Cash provided by financing activities of discontinued operations	-	95.4
Effect of change in cash and cash equivalents of discontinued operations	-	19.3
Change in cash and cash equivalents	(21.8)	(11.5)
Beginning cash and cash equivalents	21.8	11.5
Ending cash and cash equivalents	$ -	$ -

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that such non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

1. The following table reconciles GAAP income from continuing operations and diluted earnings per common share and non-GAAP income from continuing operations before separation costs and diluted earnings per common share associated with the June 30, 2010, spinoff of QEP Resources, Inc.

	3 Months Ended		9 Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(in millions, except earnings per share)
Income from continuing operations	$36.1	$27.7	$146.3	$128.6
Separation costs	-	-	-	11.5
Income taxes on separation costs	-	1.7	-	(2.7)
After-tax separation costs	-	1.7	-	8.8
Income from continuing operations before separation costs	$36.1	$29.4	$146.3	$137.4

EARNINGS PER COMMON SHARE
Diluted from continuing operations	$0.20	$0.15	$0.82	$0.72
Diluted from after-tax separation costs	-	0.01	-	0.05
Earnings per diluted share from continuing operations before separation costs	$0.20	$0.16	$0.82	$0.77

Weighted-Average Common Shares Outstanding
Diluted	178.9	178.2	178.7	177.7

2. Management defines EBITDA as income (loss) from continuing operations before the following items: net (gain) from asset sales, depreciation, depletion, and amortization, separation costs, interest expense and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity, and a key measure for comparing the Company's financial performance to other companies.

The following table reconciles Questar's income (loss) from continuing operations to EBITDA for the three months ended September 30, 2011:

	Questar	Wexpro	Questar	Questar	Corporate,
	Consolidated	Company	Pipeline	Gas	Other
	(in millions)
Income (loss) from continuing operations	$ 36.1	$25.6	$18.8	($7.9)	($0.4)
Net (gain) from asset sales	(0.2)	-	(0.2)	-	-
Depreciation, depletion and amortization	40.1	16.1	12.8	11.1	0.1
Interest expense	13.3	-	5.6	6.4	1.3
Income taxes	19.1	14.3	10.7	(5.0)	(0.9)
EBITDA	$108.4	$56.0	$47.7	$4.6	$0.1

The following table reconciles Questar's income (loss) from continuing operations to EBITDA for the three months ended September 30, 2010:

	Questar	Wexpro	Questar	Questar	Corporate,
	Consolidated	Company	Pipeline	Gas	Other
	(in millions)
Income (loss) from continuing operations	$27.7	$22.2	$16.3	($9.1)	($1.7)
Net (gain) from asset sales	(0.1)	-	(0.1)	-	-
Depreciation, depletion and amortization	38.2	15.5	11.8	10.8	0.1
Interest expense	14.1	-	7.1	6.2	0.8
Income taxes *	16.4	11.5	9.4	(5.7)	1.2
EBITDA	$96.3	$49.2	$44.5	$2.2	$0.4
* Includes $1.7 million of income taxes on separation costs.

The following table reconciles Questar's income (loss) from continuing operations to EBITDA for the nine months ended September 30, 2011:

	Questar	Wexpro	Questar	Questar	Corporate,
	Consolidated	Company	Pipeline	Gas	Other
	(in millions)
Income (loss) from continuing operations	$146.3	$ 71.6	$ 50.7	$25.9	($1.9)
Net (gain) from asset sales	(0.3)	-	(0.3)	-	-
Depreciation, depletion and amortization	118.4	47.4	37.9	32.9	0.2
Interest expense	44.1	-	19.5	19.5	5.1
Income taxes	81.7	40.1	28.8	15.5	(2.7)
EBITDA	$390.2	$159.1	$136.6	$93.8	$0.7

The following table reconciles Questar's income (loss) from continuing operations to EBITDA for the nine months ended September 30, 2010:

	Questar	Wexpro	Questar	Questar	Corporate,
	Consolidated	Company	Pipeline	Gas	Other
	(in millions)
Income (loss) from continuing operations	$128.6	$65.4	$49.4	$21.8	($8.0)
Net (gain) loss from asset sales	(0.1)	0.1	(0.2)	-	-
Depreciation, depletion and amortization	114.5	45.8	35.4	33.1	0.2
Separation costs	11.5	-	-	-	11.5
Interest expense	42.4	0.2	21.8	19.5	0.9
Income taxes *	75.6	35.7	28.6	13.0	(1.7)
EBITDA	$372.5	$147.2	$135.0	$87.4	$2.9

* Includes $1.7 million of income taxes on separation costs.